UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors of Orexigen Therapeutics, Inc. (the “Company”) approved bonuses for the 2011 fiscal year to be awarded to the Company’s named executive officers. Bonus awards were based on the Committee’s evaluation of the Company’s performance as well as each individual named executive officer’s performance during the 2011 year. The evaluations for Mark Booth, Joseph P. Hagan, Dr. Preston Klassen and Heather Turner also included input from Michael Narachi, the Company’s President and Chief Executive Officer.

The Committee had previously established target bonus levels for the named executive officers. The target bonus for all named executive officers, except Mr. Narachi, is equal to 50% of their respective base salaries. The target bonus for Mr. Narachi is equal to 75% of his base salary. The Committee reviewed the Company’s performance against the 2011 corporate goals and determined that the Company had reached 85% of its target corporate goals, due primarily to the fact that the Company received a complete response letter for the Contrave® New Drug Application. The Committee determined that Mr. Narachi’s annual bonus should be 100% based on the Company’s achievement relative to the 2011 corporate goals. The Committee further determined that with respect to each other named executive officer, 80% of their annual bonus should be tied to the Company’s achievement relative to the 2011 corporate goals. Based on all of the above factors, the Committee determined that the total bonuses awarded for the 2011 fiscal year to each named executive officer are as follows:

Named Executive Officer	Title	2011 Annual Merit Bonus
Michael Narachi	President and Chief Executive Officer	$398,438
Joseph P. Hagan	Chief Business Officer and Treasurer	$166,500
Mark Booth	Chief Commercial Officer	$99,365
Preston Klassen, M.D., M.H.S.	Senior Vice President, Global Development	$166,500
Heather Turner	Senior Vice President, General Counsel and Secretary	$166,500

The Committee also determined not to increase the annual base salaries for the 2012 fiscal year for the Company’s named executive officers. Thus, the 2012 annual base salaries for the Company’s named executive officers are the same as the 2011 fiscal year and are as follows:

Named Executive Officer	Title	2012 Annual Base Salary
Michael Narachi	President and Chief Executive Officer	$625,000
Joseph P. Hagan	Chief Business Officer and Treasurer	$370,000
Mark Booth	Chief Commercial Officer	$222,000
Preston Klassen, M.D., M.H.S.	Senior Vice President, Global Development	$370,000
Heather Turner	Senior Vice President, General Counsel and Secretary	$370,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: January 26, 2012	By:	/s/ Joseph P. Hagan
	Name:	Joseph P. Hagan
	Title:	Chief Business Officer and Treasurer